UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

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                              NATHAN'S FAMOUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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         Delaware                                          11-3166443
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              1400 Old Country Road
                            Westbury, New York 11590
                    (Address of Principal Executive Offices)

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Securities to be registered pursuant to Section 12(b) of the Act:

         None

Securities to be registered pursuant to Section 12(g) of the Act:

TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
TO BE SO PURCHASED                              EACH CLASS IS BEING REGISTERED

Common Stock Purchase Rights                None


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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED

     On June 15, 2005, the Board of Directors of Nathan's Famous, Inc., a Delaware corporation (the "Company"), approved an amendment to the Company's existing Third Amended and Restated Rights Agreement, dated as of December 10, 1999, between the Company and American Stock Transfer & Trust Company, as the Rights Agent (the "Rights Agreement"). On June 15, 2005, the Company entered into Amendment No. 1 to the Rights Agreement ("Amendment No. 1"). Amendment No. 1 amends the Rights Agreement to extend the Final Expiration Date of the Rights to June 19, 2010.

     A copy of Amendment No. 1 has been filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company's Report on Form 8-K on the date hereof and is incorporated herein by reference. The foregoing description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1.

     A copy of the Rights Agreement was filed with the Securities and Exchange Commission as Exhibit 3 to the Company's Registration Statement on Form 8-A/A on December 10, 1999 and is incorporated herein by reference. Copies of the Rights Agreement and Amendment No. 1 are also available free of charge from the Company.


ITEM 2.  EXHIBITS.

4.1 Third Amended and Restated Rights Agreement, dated as of December 10, 1999, between Nathan's Famous, Inc. and American Stock Transfer & Trust Company (as Rights Agent), which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B. agent (previously filed as Exhibit 3 to Nathan's Famous, Inc.'s Registration Statement on Form 8-A/A on December 10, 1999 and incorporated herein by reference)

4.2 Amendment No. 1 to the Rights Agreement, dated as of June 15, 2005, by and between Nathan's Famous, Inc. and American Stock Transfer & Trust Company (as the Rights Agent) (previously filed as Exhibit 4.1 to Nathan's Famous Inc.'s Current Report on Form 8-K dated June 15, 2005 and incorporated herein by reference)

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunder duly authorized.


                                         NATHAN'S FAMOUS, INC.


                                         By: /s/Wayne Norbitz
                                            ------------------------
                                             Wayne Norbitz
                                             President

Dated:  June 15, 2005